UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

MOMENTIVE SPECIALTY CHEMICALS INC.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71 Commission File Number	13-0511250 (I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio (Address of Principal Executive Offices)	43215-3799 (Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 7, 2012, Momentive Specialty Chemicals Inc. (the “Registrant”) reported that in connection with the previously announced extension of its senior secured credit facilities, lenders under the senior secured credit facilities (i) elected to extend the maturity of approximately $171 million of existing third incremental revolving facility commitments from February 3, 2013 to December 3, 2014, (ii) elected to extend the maturity of approximately $19 million of existing term loans maturing May 5, 2013 to March 4, 2015 and (iii) elected to extend the maturity of approximately $18 million of existing term loans maturing May 5, 2015 to March 3, 2017. Under the senior secured credit facilities, the third incremental revolving facility commitments are eligible for extension and, subject to the conditions of the extension, the Registrant has agreed to extend the maturity of the third incremental revolving facility commitments of the consenting lenders. After giving effect to the extension, the Registrant will have approximately $29 million of revolving facility commitments maturing February 3, 2013 and approximately $171 million of revolving facility commitments maturing December 3, 2014. The term loans that were elected to be extended, however, are not eligible for extension, because no tranche of existing term loans reached the minimum principal amount of $25 million required by the senior secured credit facilities. As a result, the net proceeds of the previously announced $450 million senior secured notes offering of the Registrant, together with cash on hand, will be used to repay the approximately $454 million of existing term loans maturing May 5, 2013. The approximately $925 million of existing term loans maturing May 5, 2015 will remain outstanding. The closing of the extension is subject to customary closing conditions, including the reaffirmation of the security under the senior secured credit facilities.

The Registrant is disclosing under Item 7.01 of this Current Report on Form 8-K the foregoing information.

The Registrant is furnishing the information under this Item 7.01 in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE SPECIALTY CHEMICALS INC.

Date: March 7, 2012	By:	/s/ William H. Carter

William H. Carter
Executive Vice President and Chief Financial Officer